PRICING SUPPLEMENT NO. 23                                         Rule 424(b)(3)
DATED: December 3, 1998                                       File No. 333-61437
(To Prospectus dated August 26, 1998
and Prospectus Supplement dated August 26, 1998)


                                 $7,315,015,162
                         THE BEAR STEARNS COMPANIES INC.
                           Medium-Term Notes, Series B
             With Minimum Maturity of Nine Months from Date of Issue

Principal Amount: $50,000,000  Floating Rate Notes [_]    Book Entry Notes [x]
Original Issue Date: 12/8/98   Fixed Rate Notes [x]       Certificated Notes [_]
Maturity Date: 1/7/2000
Option to Extend Maturity:     No  [x]
                               Yes [_]   Final Maturity Date:

                                                 Optional            Optional
                         Redemption              Repayment           Repayment
Redeemable On            Price(s)                Date(s)             Price(s)
N/A                      N/A                     N/A                 N/A


Applicable Only to Fixed Rate Notes:

Interest Rate:  5.100%

Interest Payment Dates: *

Applicable Only to Floating Rate Notes:

Interest Rate Basis:                               Maximum Interest Rate:

[_]     Commercial Paper Rate                      Minimum Interest Rate:

[_]     Federal Funds Rate                         Interest Reset Date(s):

[_]     Treasury Rate                              Interest Reset Period:

[_]     LIBOR Reuters                              Interest Payment Date(s):

[_]     LIBOR Telerate

[_]     Prime Rate

[_]     CMT Rate

Initial Interest Rate:                             Interest Payment Period:


 Index Maturity:

 Spread (plus or minus):
----------------------------------

*     On July 7, 1999 and at maturity.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.



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